EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Artesian Resources Corporation Retirement Plan
Newark, Delaware

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-31209) of Artesian Resources Corporation of our report dated June 22, 2012, relating to the financial statements and supplemental schedule of Artesian Resources Corporation Retirement Plan which appear in this Form 11-K for the year ended December 31, 2011.

/s/BDO USA, LLP

Bethesda, Maryland
June 22, 2012